Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to the Registration Statement (No. 333-257997) on Form S-4 of Leo Holdings III Corp of our report dated July 16, 2021, relating to the consolidated financial statements of Local Bounti Corporation for the years ended December 31, 2020 and 2019, appearing in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

San Francisco, California

September 24, 2021